                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. _)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X]   Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BRANDYWINE REALTY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  Common Shares of Beneficial Interest
--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5)      Total fee paid:

--------------------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

--------------------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
         (3)      Filing Party:

                  Brandywine Realty Trust
--------------------------------------------------------------------------------
         (4)      Date Filed:

                  April 3, 2002
--------------------------------------------------------------------------------

                             BRANDYWINE REALTY TRUST
                               14 Campus Boulevard
                            Newtown Square, PA 19073
                                 (610) 325-5600




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 7, 2002




Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Brandywine Realty Trust, a Maryland real estate investment trust, to be held at The Ritz Carlton Hotel, Ten Avenue of the Arts, Philadelphia, Pennsylvania on Tuesday, May 7, 2002, at 10:00 a.m., local time, to consider and take action on:

         1. The election of six Trustees to serve, together with an additional Trustee separately elected by the holder of a class of the company's preferred shares, as members of the Board of Trustees until the next annual meeting of shareholders and until their successors are elected and qualify.

         2. The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

         The Board of Trustees has fixed the close of business on March 29, 2002 as the record date for determination of the shareholders entitled to notice of, and to vote at, the Meeting and any postponement or adjournment of the Meeting.

                                                     Sincerely,




                                                     Brad A. Molotsky, Secretary
April 4, 2002


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES WITH RESPECT TO THE PROPOSALS DESCRIBED ABOVE. YOU MAY VOTE YOUR SHARES BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE PAID ENVELOPE PROVIDED. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING, BY TELEPHONE OR THROUGH THE INTERNET.

                             BRANDYWINE REALTY TRUST
                               14 Campus Boulevard
                            Newtown Square, PA 19073
                                 (610) 325-5600


                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS


                            To be held on May 7, 2002

Introduction

         The enclosed proxy is solicited by and on behalf of the Board of Trustees (the "Board of Trustees" or the "Board") of Brandywine Realty Trust (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 7, 2002 at 10:00 a.m., local time, and at any postponement or adjournment thereof (the "Meeting"). This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about April 4, 2002.

         At the Meeting, the shareholders will be asked to consider and take action on:

         1. The election of six Trustees to serve, together with an additional Trustee separately elected by the holder of a class of the Company's preferred shares, as members of the Board of Trustees until the next annual meeting of shareholders and until their successors are elected and qualify.

         2. The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

         The Board of Trustees knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matter should be presented at the Meeting for action, the persons named in the accompanying proxy card will vote the proxy in accordance with their best judgment on such matter.

         The delivery of this Proxy Statement shall not create any implication that the information contained herein is correct after the date hereof, April 4, 2002.

How You Can Vote

         You may attend the Meeting and vote your shares in person. You also may choose to submit your proxies by any of the following methods:

         o Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Meeting.

         o Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

         o Voting by Internet. You may also vote through the Internet by signing on to the web site identified on the proxy card and following the procedures described in the web site. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

         If you are a shareholder whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

How You May Revoke or Change Your Vote

         You may revoke your proxy at any time before it is voted at the Meeting by any of the following methods:

         o Submitting a later-dated proxy by mail, over the telephone or through the Internet.

         o Sending a written notice, including by telegram or telecopy, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the meeting to:

                           Brandywine Realty Trust
                           14 Campus Boulevard
                           Newtown Square, Pennsylvania  19073
                           Attention:  Brad A. Molotsky, Secretary

         o Attending the Meeting and voting in person. Your attendance at the Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

Record Date, Quorum and Vote Required

         The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is the close of business on March 29, 2002. The presence, in person or by proxy, of holders of the Company's Common Shares ("Common Shares") and the Company's 8.75% Series B Senior Cumulative Convertible Preferred Shares (the "Series B Preferred Shares") representing a majority of all votes entitled to be cast at the Meeting will constitute a quorum for the transaction of business at the Meeting. All valid proxies returned will be included in the determination of whether a quorum is present at the Meeting. As of the Record Date, 35,939,259 Common Shares were issued and outstanding and 4,375,000 Series B Preferred Shares were issued and outstanding. Each Common Share and Series B Preferred Share is entitled to one vote on each matter to be voted on at the Meeting, and all such shares will vote as a single class on matters presented at the Meeting. Shareholders have no cumulative voting rights. As used below, the term "Shares" means, collectively, the Common Shares and Series B Preferred Shares.

         Assuming that a quorum is present, election of a Trustee nominated for election at the Meeting requires a plurality of all votes cast on the matter. Shares represented by Proxies marked "For" such proposal will be counted in favor of all nominees, except to the extent the Proxy withholds authority to vote for, or indicates a vote against, a specified nominee. Shares represented by Proxies marked "Abstain" or withholding authority to vote will not be counted in favor of any nominee. Because Trustees elected by shareholders are elected by a plurality vote, abstentions will not affect the election of the candidates receiving the most votes. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES.

                              ELECTION OF TRUSTEES

         The Board of Trustees has nominated the following individuals for election as Trustees at the Meeting: Anthony A. Nichols, Sr., Gerard H. Sweeney, Donald E. Axinn, Walter D'Alessio, Robert C. Larson and Charles P. Pizzi. If elected and qualified, these individuals will serve as Trustees, together with
D. Pike Aloian, who is separately elected as a Trustee by the holder of the Series B Preferred Shares. The Trustees have no reason to believe that any of the foregoing nominees will be unable or unwilling to be a candidate for election at the time of the Meeting. If any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate.

         Each individual elected as a Trustee at the Meeting will serve until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified.

         THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS TRUSTEES.

Trustees of the Company

         The following table sets forth certain information with respect to the Trustees nominated for election at the Meeting and with respect to Mr. Aloian, a Trustee separately elected by the holders of a class of the Company's preferred shares.

                  Name                        Age                               Position
                  ----                        ---                               --------
Anthony A. Nichols, Sr.                        62            Chairman of the Board and Trustee
Gerard H. Sweeney                              45            President, Chief Executive Officer and Trustee
D. Pike Aloian                                 47            Trustee
Donald E. Axinn                                72            Trustee
Walter D'Alessio                               68            Trustee
Robert C. Larson                               67            Trustee
Charles P. Pizzi                               51            Trustee


         The following are biographical summaries of the Trustees identified above:

         Anthony A. Nichols, Sr., Chairman of the Board and Trustee. Mr. Nichols was elected Chairman of the Board on August 22, 1996. Mr. Nichols founded The Nichols Company, a private real estate development company, through a corporate joint venture with Safeguard Scientifics, Inc. and was President and Chief Executive Officer from 1982 through August 22, 1996. From 1968 to 1982, Mr. Nichols was Senior Vice President of Colonial Mortgage Service Company (now GMAC Mortgage Corporation) and President of Colonial Advisors (the advisor to P.N.B. Mortgage and Realty Trust). Mr. Nichols has been a member of the National Association of Real Estate Investment Trusts ("NAREIT"), a member of the Board of Governors of the Mortgage Banking Association and Chairman of the Income Loan Committee of the regional Mortgage Bankers Association. Mr. Nichols also serves on the Executive Committee of the Greater Philadelphia Chamber of Commerce. He is a member of the Development Committee of Saint Joseph's University Board of Directors as well as the National Association of Industrial and Office Parks ("NAIOP"), the Philadelphia Board of Realtors and the Urban Land Institute ("ULI"). Mr. Nichols is the father of Anthony A. Nichols, Jr., the Company's Senior Vice President - Leasing.

         Gerard H. Sweeney, President, Chief Executive Officer and Trustee. Mr. Sweeney has served as President and Chief Executive Officer of the Company since August 8, 1994 and as President since November 9, 1988. He was elected a Trustee on February 9, 1994. Mr. Sweeney has overseen the growth of the Company from four properties and a total market capitalization of $10 million to over 300 properties and a total market capitalization of $1.8 billion. Prior to August 1994, in addition to serving as President of the Company, Mr. Sweeney also served as Vice President of LCOR, Incorporated ("LCOR"), a real estate development firm. Mr. Sweeney was employed by the Linpro Company (a predecessor of LCOR) from 1983 to 1994 and served in several capacities, including Financial Vice President and General Partner. During this time, Mr. Sweeney was responsible for the marketing, management, construction, asset management and financial oversight of a diversified portfolio consisting of urban high-rise, mid-rise, flex, warehouse and distribution facilities, retail and apartment complexes. Mr. Sweeney is a member of NAREIT and the ULI. Mr. Sweeney is also a Board member of U.S. RealTel, Inc. and the Pennsylvania Academy of the Fine Arts.

         D. Pike Aloian, Trustee. Mr. Aloian was first elected a Trustee on April 19, 1999. Mr. Aloian joined Rothchild, Inc. in 1988 and is responsible for the origination, economic analysis, closing and on-going review of Rothschild's real estate investments. Between 1980 and 1988, Mr. Aloian was a Vice President at The Harlan Company, where he was responsible for property acquisition, development and financing. Mr. Aloian is a Director of EastGroup Properties, Koger Equity, Inc., Merritt Properties, Morningstar Storage Centers, Advance Realty Group and Angeles Corporation. He is an adjunct professor of the Columbia University Graduate School of Business. Mr. Aloian graduated from Harvard College in 1976 and received an M.B.A. from Columbia University in 1980. Mr. Aloian was initially elected to the Board of Trustees in April 1999 in connection with the Company's issuance of its Series B Preferred Shares to Five Arrows Realty Securities III L.L.C. ("Five Arrows"). Holders of Series B Preferred Shares have the right to elect a Trustee to the Board for so long as Five Arrows or its affiliates own at least fifty percent of the outstanding Series B Preferred Shares.

         Donald Everett Axinn, Trustee. Mr. Axinn was first elected a Trustee on October 6, 1998. Mr. Axinn is the founder and chairman of the Donald E. Axinn Companies, an investment firm and developer of office and industrial parks throughout the New York metropolitan area. He has published two novels and six books of poetry, has served on the board of The American Academy of Poets, the advisory board for the Poet Laureate Robert Pinsky, and was recently Chairman of The Nature Conservancy, Long Island Chapter. A graduate of Middlebury College and holder of a master's degree in Humanities, he has also been awarded four honorary doctorates. Mr. Axinn has also served as an Associate Dean of Arts and Sciences at Hofstra University. In 1983, he co-founded the Interfaith Nutrition Network, which provides shelters and kitchens for the homeless and hungry on Long Island.

         Walter D'Alessio, Trustee. Mr. D'Alessio was first elected a Trustee on August 22, 1996. He has served as Chairman and Chief Executive Officer of Legg Mason Real Estate Services, Inc., a mortgage banking firm headquartered in Philadelphia, Pennsylvania since 1982. Previously, Mr. D'Alessio served as Executive Vice President of the Philadelphia Industrial Development Corporation and Executive Director of the Philadelphia Redevelopment Authority. He also serves on the Board of Directors of Exelon, Highmark, Inc., Independence Blue Cross, Legg Mason Wood Walker, Inc., Point Five Technologies, Inc. and the Greater Philadelphia Chamber of Commerce.

         Robert C. Larson, Trustee. Mr. Larson was first elected a Trustee on December 2, 1999. Mr. Larson is a Managing Director of Lazard Freres & Co. LLC ("Lazard") and Chairman and Managing Principal of Lazard Freres Real Estate Investors L.L.C. ("LFREI"), the group responsible for Lazard's principal investing activities in real estate. He also is the Chairman of Larson Realty Group, a privately owned, Detroit based company engaged in real estate investment, development, management, leasing and consulting. Mr. Larson joined The Taubman Company as Senior Vice President in 1974, was elected President and Chief Operating Officer in 1978, Chief Executive Officer in 1988 and Vice Chairman of Taubman Centers, Inc. and Chairman of the Taubman Realty Group in 1990. He retired from active management responsibilities at Taubman in December 1998 and as Vice Chairman and Director in May 2000. Taubman is a publicly traded real estate investment trust specializing in the development, management and ownership of regional retail centers. Mr. Larson serves as a Director of Six Continents PLC, the London based group whose businesses include international hotels and managed restaurants, pubs and bars. He is also Chairman of United Dominion Realty Trust, Inc., one of the country's largest multi-family real estate companies. In addition, he represents Funds managed by LFREI as a director of American Apartment Communities III, Inc., Destination Europe Limited, Commonwealth Atlantic Properties, Inc., ARV Assisted Living, Inc. and as a member of the Partnership Committee of DP Operating Partnership, L.P. Mr. Larson is chairman of the ULI Foundation; a trustee of the ULI; chairman emeritus of the Advisory Board of the Wharton Real Estate Center at the University of Pennsylvania; a member of The Real Estate Roundtable; and a member of the Visiting

Committee of The University of Michigan Business School. Mr. Larson was initially elected to the Board of Trustees in December 1999 as the designee of LF Strategic Realty Investors L.P. ("LFSRI"), a fund managed by LFREI and from whose affiliates the Company acquired a portfolio of properties in September 1998. LFSRI has a contractual right to designate a nominee to serve on the Board, and the Company has agreed to use reasonable efforts to cause the nominee to be elected to the Board. Mr. Larson has agreed to resign from the Board upon LFSRI's request.

         Charles P. Pizzi, Trustee. Mr. Pizzi was first elected a Trustee on August 22, 1996. Mr. Pizzi has served as President and Chief Executive Officer of the Greater Philadelphia Chamber of Commerce since 1989. Mr. Pizzi is a Director of Vestaur Securities, Inc. and serves on a variety of civic, educational, charitable and other Boards of Directors, including Drexel University, Philadelphia Stock Exchange, Independence Blue Cross, WHYY-Channel 12, Philadelphia Convention & Visitors Bureau, Philadelphia Industrial Development Corporation and United Way of Southeastern Pennsylvania. Mr. Pizzi also serves on the Board of Advisors at Day & Zimmermann.

         Warren V. Musser, a Trustee since 1996, will not be standing for re-election at the Meeting.

Committees of the Board of Trustees

         Audit Committee. The audit committee of the Board of Trustees (the "Audit Committee") currently consists of Messrs. D'Alessio, Pizzi and Axinn, each of whom is independent as the term independent is defined in Section 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange. The function of the Audit Committee is to assist the Board of Trustees in assuring conservative and accurate financial reporting through recommendations regarding the independent public accountants and their scope of services, review Company audits and accounting policies, review findings of the Company's internal accounting staff and coordinate communication between the Company's internal accounting staff and its independent public accountants. The Audit Committee's charter was adopted by the full Board in December 1999 and amended in 2002. A copy of the charter is attached to this Proxy Statement as Appendix
A. Six meetings of the Audit Committee were held in 2001, and two meetings were held in 2002 to discuss the 2001 audit with Arthur Andersen LLP, the Company's independent public accountants.

         Compensation Committee. The Compensation Committee of the Board of Trustees currently consists of Messrs. D'Alessio and Pizzi. The Compensation Committee is authorized to determine compensation for the Company's executive officers, although formal action on compensation matters during 2001 was taken by the full Board (with interested members of the Board abstaining). Two meetings of the Compensation Committee were held in 2001 to discuss compensation of the Company's executive officers.

         Executive Committee. The Executive Committee of the Board of Trustees currently consists of Messrs. Nichols, Sweeney, Aloian, D'Alessio and Pizzi. The Executive Committee has been delegated all powers of the Board of Trustees except the power to: (i) declare dividends on shares of beneficial interest;
(ii) issue shares of beneficial interest (other than as permitted by the By-Laws); (iii) recommend to shareholders any action that requires shareholder approval; (iv) amend the Bylaws of the Company; and (v) approve any merger or share exchange which does not require shareholder approval. Six meetings of the Executive Committee were held in 2001.

         Corporate Governance Committee. The Corporate Governance Committee of the Board of Trustees was established in February 2001 and currently consists of Messrs. Larson, Aloian and D'Alessio, none of whom is an employee of the Company. The Corporate Governance Committee has been formed to recommend to the full Board candidates for election by the shareholders to the Board. The Corporate Governance Committee will annually review and make recommendations to the Board concerning the composition and size of the Board and committees of the Board. In making its recommendations, the Corporate Governance Committee may consider, in its sole judgment, recommendations of the President and Chief Executive Officer, its senior executives and shareholders. No procedures have been established for the consideration by the Corporate Governance Committee of nominees recommended by shareholders. One meeting of the Corporate Governance Committee was held in 2001.

Meetings of Trustees

         The Trustees held six meetings in 2001. Each incumbent Trustee (except Mr. Musser) attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such Trustee served. Mr. Musser attended four of the six meetings of the Board in 2001.

Compensation of Trustees

         During 2001, the Company paid its Trustees who are not officers of the Company fees for their services as Trustees. These non-employee Trustees received: an annual fee of $20,000; a fee of $1,000 for attendance at each meeting of the Board of Trustees and $500 for participation in each meeting of a committee of the Board of Trustees; and, in the case of each of Messrs. D'Alessio and Pizzi, a grant of 1,000 Common Shares. Non-employee Trustees may elect to receive up to all of their annual fee in Common Shares. Trustees who are employees of the Company receive no separate compensation for services as a Trustee or committee member.

Executive Officers

         The following are biographical summaries of the executive officers of the Company who are not Trustees of the Company:

         H. Jeffrey DeVuono, Senior Vice President - Operations. Mr. DeVuono, age 36, became an officer of the Company on January 15, 1997. From January 1993 until that time, he was employed in several capacities by LCOR, Incorporated, a real estate development firm.

         Anthony A. Nichols, Jr., Senior Vice President - Leasing. Mr. Nichols, age 35, became an officer of the Company on August 22, 1996. Previously Mr. Nichols was employed at The Nichols Company, a private real estate development company, which he joined in 1989 as a marketing representative. In 1992, Mr. Nichols became an Assistant Vice President - Property Management of The Nichols Company and, in 1995, he became Vice President - Marketing. Mr. Nichols is a member of the Board of Directors for the Eastern Pennsylvania Region of the NAIOP. Mr. Nichols is the son of Anthony A. Nichols, Sr., the Company's Chairman of the Board.

         Anthony S. Rimikis, Senior Vice President--Development & Construction. Mr. Rimikis, age 53, became an executive of the Company on October 13, 1997. From January 1994 until October 1997, Mr. Rimikis served as Vice President of Emmes Realty Services, Inc., a New York-based real estate services company, where he managed the company's construction and development activities in New Jersey and Maryland. Prior to joining Emmes, he served as Vice President of Development for DKM Properties Corp. from 1988 to 1994.

         George Sowa, Senior Vice President. Mr. Sowa, age 42, joined the Company in 1998. Prior to joining the Company, Mr. Sowa was employed by Keating Development Company, a real estate development firm, from 1997 to 1998 as a Development Manager. Mr. Sowa was also employed by LCOR, Inc. as Director of Development/Operations from 1989 to 1997.

         Barbara L. Yamarick, Senior Vice President - Tenant Services & Administration. Ms. Yamarick, age 49, joined the Company on October 20, 1997. Prior to joining the Company she was a Regional Vice President of Premisys Real Estate Services, Inc., a subsidiary of Prudential Insurance Company, and has over 26 years of experience in property management.

         Bradley W. Harris, Vice President and Chief Accounting Officer. Mr. Harris, age 42, became Vice President and Chief Accounting Officer of the Company on September 20, 1999. Mr. Harris was employed by Envirosource, Inc. from September 1996 to May 1999 as Controller. Prior to joining Envirosource, he was employed by Ernst & Young, LLP for over 15 years, most recently as a Senior Manager.

         Brad A. Molotsky, General Counsel and Secretary. Mr. Molotsky, age 37, became General Counsel and Secretary of the Company in October 1997. Prior to joining the Company, Mr. Molotsky was an attorney at Pepper Hamilton LLP, Philadelphia, Pennsylvania.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Trustees and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Trustees and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required to be filed, the Company believes that during the year ended December 31, 2001, its officers, Trustees and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

Cash and Non-Cash Compensation Paid to Executive Officers

         The following table sets forth information concerning the compensation paid by the Company for the years ended December 31, 2001, 2000 and 1999: (i) to the Company's President and Chief Executive Officer, (ii) to each of the four other most highly compensated executive officers who were serving as executive officers at December 31, 2001 and (iii) to a former executive officer of the Company (the "Named Executive Officers").

                                                           Summary Compensation Table

                                               Annual Compensation                      Long-Term Compensation
                                        ---------------------------------    ------------------------------------------
                                                                                       Awards                Payouts
                                                                             ------------------------------------------
                                                                Other         Restricted     Securities       LTIP        All Other
                                                                Annual          Share        Underlying     Payouts     Compensation
Name and Principal Position  Year (1)    Salary    Bonus(3)   Compensation    Awards(10)     Options(#)       ($)         ($)(19)
---------------------------  --------    ------    --------   ------------    -----------    ----------     -------     ------------
Anthony A. Nichols, Sr.        2001     $270,000   $256,500       ---             ---            ---       $362,868(17)     $27,504
  Chairman of the Board        2000     $253,000   $236,429       ---        $  750,000(11)      ---           ---          $24,230
                               1999     $250,000   $244,063   $ 85,298(4)         ---            ---           ---          $ 5,620


Gerard H. Sweeney              2001     $325,000   $333,750   $  8,834(5)         ---            ---       $544,301(18)     $33,698
  President and Chief          2000     $300,000   $283,714   $  5,956(5)    $1,500,000(12)      ---           ---          $28,907
  Executive Officer            1999     $300,000   $310,875   $113,596(5)         ---            ---           ---          $ 5,965



Brad A. Molotsky               2001     $190,000   $130,000   $  5,736(6)         ---            ---                        $15,600
  General Counsel and          2000     $175,000   $110,000      ---         $   30,000          ---           ---          $13,679
  Secretary                    1999     $168,173   $114,145   $ 20,017(6)    $    5,983         22,631         ---          $ 5,983



Anthony S. Rimikis             2001     $175,000   $120,000   $  5,294(7)         ---            ---           ---          $14,100
  Senior Vice President -      2000     $165,000   $104,000   $  4,587(7)    $   20,687(13)      ---           ---          $14,047
  Development & Construction   1999     $127,400   $100,000   $ 16,602(7)    $  204,942(14)     22,631         ---          $ 5,255


Barbara L. Yamarick            2001     $185,000   $125,000      ---             ---             ---           ---          $14,709
  Senior Vice President -      2000     $168,000   $113,750      ---         $   20,687(13)      ---           ---          $13,796
  Tenant Services &            1999     $150,000   $100,000   $ 34,838(8)    $  204,942(14)     22,631         ---          $ 5,504
  Administration



Jeffrey F. Rogatz              2001(2)  $234,749   $102,812      ---             ---             ---           ---          $ 6,975
  Former Senior Vice           2000     $220,000   $170,000   $ 15,000(9)    $  41,375(15)       ---           ---          $17,798
  President                    1999     $188,500   $150,000   $  9,264(9)    $ 381,838(16)      56,582         ---          $ 5,662
  & Chief Financial Officer

-----------------

(1) Compensation is reportable in the year in which the compensable service was performed even if the compensation was paid in a subsequent year.

(2) Mr. Rogatz resigned from the Company on August 15, 2001. The amount shown under the "Salary" column for 2001 includes $88,125 of severance payments made to Mr. Rogatz under his separation agreement, and the amount shown under the "Bonus" column for 2001 represents $102,812 on account of a bonus payment made to Mr. Rogatz under his separation agreement.

(3) Bonus amounts for 2001, which were approved by the Board of Trustees in accordance with the Company's executive compensation guidelines, were paid as follows: (i) 25% either in Common Shares or a Common Share equivalent investment account established under a deferred compensation plan, with each share or share equivalent valued at $21.07 per share (the closing price of a Common Share on December 31, 2001) and (ii) 75%, at the election of the applicable executive officer, in any combination of cash and Common Shares (or a Common Share equivalent under the deferred compensation account), with each Common Share valued at 85% of the closing price of a Common Share on December 31, 2001. Of the Common Shares (or Common Share equivalents) elected to be received in satisfaction of the 75% portion of the 2001 bonus, the portion of such Common Shares (or the Common Share equivalents) received as a result of the discounted purchase price is subject to transfer restrictions until December 31, 2003. Bonus amounts for 2000 and 1999 were approved and paid in a manner comparable to the manner described above for 2001 bonus amounts.

(4) Represents (i) the difference between the price paid for Common Shares and the market price of such shares on the date of acquisition ($57,191) plus (ii) loan forgiveness ($28,107).

(5) For 2001 and 2000, represents the difference between the price paid for the Common Shares and the market price of such shares on the date of acquisition. For 1999, represents (i) the difference between the price paid for Common Shares and the market price of such shares on the date of acquisition ($79,868) plus (ii) loan forgiveness ($33,728).

(6) For 2001, represents the difference between the price paid for Common Shares and the market price of such shares on the date of acquisition. For 1999, represents loan forgiveness.

(7) For 2001 and 2000, represents the difference between the price paid for the Common Shares and the market price of such shares on the date of acquisition. For 1999, represents (i) the difference between the price paid for Common Shares and the market price of such shares on the date of acquisition ($5,720) plus (ii) loan forgiveness ($10,882).

(8) Represents the difference between the price paid for Common Shares and the market price of shares on the date of acquisition ($21,780) and loan forgiveness ($13,058).

(9) For 2000 and 1999, represents the difference between the price paid for the Common Shares and the market price of such shares on the date of acquisition.

(10) The holder of restricted shares is entitled to vote the shares and to receive distributions on the shares. All restricted shares vest upon a change of control of the Company. The total number of unvested restricted Common Shares held by each Named Executive Officer and the value of such unvested restricted Common Shares at December 31, 2001 were as indicated in the following table:

         ----------------------------------------------------------------------------------------------------------
                                                 Total Number of Unvested               Aggregate Value at
                        Name                     Restricted Common Shares               December 31, 2001
         ----------------------------------------------------------------------------------------------------------
         Anthony A. Nichols, Sr.                          36,480                             $ 768,634
         ----------------------------------------------------------------------------------------------------------
         Gerard H. Sweeney                               221,474                            $4,666,457
         ----------------------------------------------------------------------------------------------------------
         Brad A. Molotsky                                  8,670                              $182,677
         ----------------------------------------------------------------------------------------------------------
         Barbara L. Yamarick                               8,220                              $173,195
         ----------------------------------------------------------------------------------------------------------
         Anthony S. Rimikis                                8,220                              $173,195
         ----------------------------------------------------------------------------------------------------------
         Jeffrey F. Rogatz                                  ---                                ---
         ----------------------------------------------------------------------------------------------------------

(11) As part of a replacement employment agreement that Mr. Nichols entered into with the Company, effective December 31, 2001, all of the restricted shares awarded to him in 1998 that remained unvested at December 31, 2001 (99,010 shares) were vested. These 99,010 unvested shares were scheduled to vest in five equal installments on the second day of each January, commencing January 2, 2002 and continuing through January 2, 2006. In addition, Mr. Nichols received an award of 36,480 restricted shares for 2000. One-third of these shares vested on January 1, 2002 and the balance are scheduled to vest over a two year period ending January 1, 2004. Although 18.75% of these shares were initially eligible to vest based on the Company's total shareholder return compared to the total shareholder return of a peer group of companies, the Company changed the vesting conditions in the above-referenced replacement agreement. As changed, the shares will vest so long as Mr. Nichols is not in breach of his new agreement as of the applicable vesting date.

(12) As of January 2, 2002, 50% of the 1998 restricted share awards to Mr. Sweeney had vested, and the remaining 50% vests in four equal annual installments commencing on January 2, 2003. Eighty-one and one-quarter percent of the restricted shares awarded to Mr. Sweeney in 2000 vest in three annual installments commencing on January 2, 2002. The remaining 18.75% of such shares is eligible to vest over a three-year period ending January 2, 2004, with the number of shares vesting tied to the Company's total shareholder return compared to the total shareholder return of peer group companies.

(13) Represents 1,000 shares which vest in three equal annual installments commencing on January 1, 2002.

(14) Represents 5,280 shares which vest in four equal annual installments commencing on July 1, 2000, and 6,107 shares which vest in four equal annual installments commencing on January 2, 2001.

(15) Represents shares that were scheduled to vest in three equal annual installments commencing January 1, 2002. Mr. Rogatz's separation agreement with the Company provided for accelerated vesting of 666 of such shares and forfeiture of the remaining 1,334 of such shares.

(16) Represents 13,201 shares which were scheduled to vest in four equal annual installments commencing on January 2, 2000, and 9,160 shares which were scheduled to vest in four equal annual installments commencing on January 2, 2001. Mr. Rogatz's separation agreement provided for accelerated vesting of 5,590 of such shares and forfeiture of 7,880 of such shares.

(17) In February 2000, the Company loaned Mr. Nichols, Sr. $1.0 million solely to enable him to purchase 64,000 Common Shares. The loan bears interest at the lower of the Company's cost of funds or a rate based on the dividend payable on the Common Shares, but not to exceed 10% per annum. The loan originally had a four-year term and was subject to forgiveness over a three-year period, with the amount of forgiveness tied to the Company's total shareholder return compared to the total shareholder return of a peer group of companies. The loan was also subject to forgiveness in the event of a change of control of the Company. Mr. Nichols may repay the loan at maturity by surrendering Common Shares valued at his initial per share purchase price ($15.625). During 2001, one-third of the principal amount of the loan, together with accrued interest thereon, was forgiven, based on the Company's total shareholder return compared to the total shareholder return of the peer group companies. In the replacement employment agreement that Mr. Nichols entered into with the Company, effective December 31, 2001, the outstanding balance of the loan as of December 31, 2001 ($666,667), together with accrued interest, will be forgiven in equal amounts on April 1, 2002 and April 1, 2003 so long as Mr. Nichols is not in breach of his new agreement as of the applicable forgiveness date.

(18) In February 2000, the Company loaned Mr. Sweeney $1.5 million solely to enable him to purchase 96,000 Common Shares. The loan has a four-year term and bears interest at the lower of the Company's cost of funds or a rate based on the dividend payable on the Common Shares, but not to exceed 10% per annum. The loan is subject to forgiveness over a three-year period, with the amount of forgiveness tied to the Company's total shareholder return compared to the total shareholder return of a peer group of companies. The loan is also subject to forgiveness in the event of a change of control of the Company. Mr. Sweeney may repay the loan at maturity by surrendering Common Shares valued at his initial per share purchase price ($15.625). During 2001, one-third of the principal amount of the loan, together with accrued interest thereon, was forgiven, based on the Company's total shareholder return compared to the total shareholder return of the peer group companies.

(19) Includes employer matching and profit sharing contributions to the Company's 401(k) retirement and profit sharing plan and deferred compensation plan.

Stock Options Held by Executive Officers at December 31, 2001

         The following table sets forth certain information regarding options for the purchase of Common Shares that were held by: (a) the Company's President and Chief Executive Officer and (b) each of the other Named Executive Officers of the Company at December 31, 2001. No options for the purchase of Common Shares were exercised by such persons during the fiscal year ended December 31, 2001.

              Aggregated Options/SAR Exercises in Last Fiscal Year
                      And Fiscal Year End Option/SAR Values

                                                                            Number of
                                                                            Securities
                                                                            Underlying               Value of
                                                                            Unexercised            Unexercised
                                                                          Options/SAR at           In-the-Money
                                         Shares                             FY-End (#)          Options at FY End
                                      Acquired on          Value           Exercisable/          ($) Exercisable/
               Name                   Exercise (#)      Realized ($)     Unexercisable (1)        Unexercisable
-----------------------------------  ---------------    -------------   --------------------   ---------------------

Anthony A. Nichols, Sr.                   N/A               N/A          311,382 / 424,349            $89,134 / $0
  Chairman of the Board

Gerard H. Sweeney                         N/A               N/A          528,600 / 636,559           $580,466 / $0
  President and Chief Executive
  Officer

Brad A. Molotsky                          N/A               N/A           26,316 / 21,315                  $0 / $0
  General Counsel and Secretary

Anthony S. Rimikis                        N/A               N/A           26,316 / 21,315                  $0 / $0
  Senior Vice President -
  Development & Construction

Barbara L. Yamarick                       N/A               N/A           26,316 / 21,315                  $0 / $0
  Senior Vice President - Tenant
  Services & Administration

Jeffrey F. Rogatz                         N/A               N/A                0 (2)                       $0 / $0
  Former Senior Vice President
  & Chief Financial Officer


-----------------
(1) Upon a change of control of the Company, unexercised options held by Messrs. Rimikis and Molotsky and by Ms. Yamarick convert into 4,065, 2,640 and 4,065 Common Shares, respectively. Similarly, 678,958 of the options held by Mr. Nichols, Sr. and 1,018,489 of the options held by Mr. Sweeney convert into 79,208 and 118,812 Common Shares, respectively, upon a change of control. The number of Common Shares issuable upon a change of control is subject to a proportional reduction in the event of any prior option exercise.

(2) All options held by Mr. Rogatz were terminated as part of his severance agreement.

                      Equity Compensation Plan Information

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                            (a)                          (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
        Plan category           Number of securities to be    Weighted-average exercise      Number of securities
                                  issued upon exercise of       price of outstanding        remaining available for
                                   outstanding options,         options, warrants and        future issuance under
                                    warrants and rights                rights              equity compensation plans
                                                                                             (excluding securities
                                                                                           reflected in column (a))
------------------------------- ---------------------------- ---------------------------- ----------------------------
  Equity compensation plans              3,460,056                     $26.55                      1,775,520
 approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not               ---                          ---                          ---
 approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Total                        3,460,056                                                 1,775,520
------------------------------- ---------------------------- ---------------------------- ----------------------------


Employment Agreements

         Mr. Sweeney has entered into an employment agreement with the Company. The term of his agreement extends to December 31, 2003. Mr. Sweeney's agreement provides for an annual base salary of $325,000. The agreement includes a provision entitling Mr. Sweeney to a payment equal to three times the sum of his annual salary and bonus: (i) upon termination of his employment without cause,
(ii) upon his resignation "for good reason" or (iii) upon his death. Resignation by Mr. Sweeney within six months following a reduction in his salary, an adverse change in his status or responsibilities, certain changes in the location of the Company's headquarters or a change in control of the Company would each constitute a resignation "for good reason."

         Effective as of December 31, 2001, Mr. Nichols, Sr.'s then-existing employment agreement was terminated and replaced with a new agreement with the Company. The new agreement requires Mr. Nichols to provide advice on strategic planning, business development initiatives and special research projects. The agreement has a term that extends through December 31, 2004 and provides for an annual salary equal to $360,996. The aggregate annual salary payable during the term of the new agreement represents the total approximate amount that would have been paid to Mr. Nichols in combined salary and bonus during the term of his previous agreement. Under the new agreement, the Company: (i) accelerated the vesting restrictions on all restricted Common Shares awarded to Mr. Nichols in 1998 that remained unvested (99,010 shares at December 31, 2001); (ii) provided that all of the restricted Common Shares awarded to Mr. Nichols for 2000 will vest by January 1, 2004 if Mr. Nichols is in compliance with his new agreement on the applicable vesting dates; and (iii) agreed that options awarded to Mr. Nichols in 1998 and exercisable for an aggregate of 678,958 Common Shares (at exercise prices ranging from $25.25 to $29.04 per share) would remain outstanding through the original maximum term (January 2, 2008). The replacement agreement preserves the feature in Mr. Nichols' existing options that provides for conversion of the options into 79,208 Common Shares upon a change of control of the Company. In the event of the death or disability of Mr. Nichols, or a change of control of the Company, prior to expiration of the term of the new agreement, Mr. Nichols would be entitled to receive a payment equal to $1,053,000.

Severance Agreements

         The Company has entered into severance agreements with Ms. Yamarick and Messrs. Molotsky and Rimikis. These agreements provide that, if such executive's employment is terminated (or constructively terminated) within one year following the effective date of a change of control of the Company, such executive will be entitled to salary continuation for a period of one and a half years, from the effective date of such executive's termination. The Company has entered into similar agreements with nine other officers of the Company.

         Mr. Rogatz resigned from the Company on August 15, 2001. The separation agreement he executed with the Company provided for salary continuation payments through December 31, 2001 (totaling $88,125); a pro rated 2001 bonus totaling $102,812; termination of his options to purchase 56,582 Common Shares; accelerated vesting of 6,256 restricted Common Shares; and forfeiture of 9,214 unvested restricted Common Shares.

401(k) Plan

         The Company maintains a Section 401(k) and Profit Sharing Plan (the "401(k) Plan") covering its eligible employees and other designated affiliates. The 401(k) Plan permits eligible employees to defer up to a designated percentage of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company reserves the right to make matching contributions or discretionary profit sharing contributions. The 401(k) Plan is designed to qualify under Section 401 of the Code so that contributions by employees or the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by them when made.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board of Trustees is currently comprised of Charles P. Pizzi and Walter D'Alessio. No executive officer of the Company serves on the Compensation Committee. All actions taken by the Committee relating to 2001 compensation were ratified and approved by the entire Board (with interested members abstaining).

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information as of March 15, 2002 regarding the beneficial ownership of Common Shares (and Common Shares for which Class A Units of Brandywine Operating Partnership, L.P. ("Operating Partnership") may be exchanged) by each Trustee, by each Named Executive Officer, by all Trustees and executive officers as a group, and by each person known to the Company to be the beneficial owner of 5% or more of the outstanding Common Shares. Except as indicated below, to the Company's knowledge, all of such Common Shares are owned directly, and the indicated person has sole voting and investment power.

                                                                                Number of
                                                                                  Common           Percentage of
Name and Business Address of Beneficial Owner (1)                                 Shares         Common Shares (2)
-------------------------------------------------                                --------        -----------------

Five Arrows Realty Securities III, L.L.C. (3)                                      4,875,000            11.9%
LF Strategic Realty Investors L.P. (4)                                             3,482,703             8.8%
Perkins, Wolf, McDonnell & Company (5)                                             1,889,000             5.2%
Berger Small Cap Value (6)                                                         1,800,000               5%
Robert C. Larson (7)                                                               3,482,703             8.8%
D. Pike Aloian (8)                                                                 4,877,159            11.9%
Donald E. Axinn (9)                                                                1,113,611               3%
Gerard H. Sweeney (10)                                                             1,152,634             3.1%
Anthony A. Nichols, Sr. (11)                                                         796,814             2.2%
Anthony S. Rimikis (12)                                                               58,314                *
Barbara L. Yamarick (13)                                                              60,640                *
Brad A. Molotsky (14)                                                                 75,003                *
Jeffrey F. Rogatz (15)                                                                 8,656                *
Warren V. Musser (16)                                                                    511                *
Walter D'Alessio (17)                                                                  3,599                *
Charles P. Pizzi (18)                                                                  3,043                *
All Trustees and Executive Officers as a Group (15 persons) (19)                  11,806,941           25.29%


----------------------
*Less than one percent.

(1) Unless indicated otherwise, the business address of each person listed is 14 Campus Boulevard, Suite 100, Newtown Square, Pennsylvania 19073.

(2) Assumes that all Class A Units eligible for redemption held by each named person or entity are redeemed for Common Shares. The total number of Common Shares outstanding used in calculating the percentage of Common Shares assumes that none of the Class A Units eligible for redemption held by other named persons or entities are redeemed for Common Shares.

(3) Includes (a) 4,375,000 Common Shares issuable upon conversion of 4,375,000 Series B Preferred Shares and (b) 500,000 Common Shares issuable upon the exercise of warrants that are currently exercisable. The business address of Five Arrows Realty Securities III, L.L.C. is 1251 Avenue of the Americas, 44th Floor, New York, New York 10020.

(4) Based on Amendment No. 5 to a Schedule 13D filed with the Securities and Exchange Commission on April 25, 2001. Represents (a) 560 Common Shares (the "LFSRI Shares") directly owned by LF Strategic Realty Investors L.P. ("LFSRI") and (b) 3,482,143 Common Shares (the "CAPI Shares") issuable upon redemption of Class A Units that are issuable upon redemption or conversion of Series B Preferred Units held directly by a subsidiary of Commonwealth Atlantic Properties, Inc. ("CAPI"). LFSRI owns 84% of the common stock of CAPI and 100% of the common stock of Commonwealth Atlantic Properties Investors Trust, which in turn owns 16% of the common stock of CAPI. Lazard Freres Real Estate Investors L.L.C. ("LFREI") is the general partner of LFSRI, and Lazard Freres & Co. LLC ("Lazard") is the managing member of LFREI. As a result of such relationships LFREI and Lazard may be deemed to indirectly beneficially own the LFSRI Shares and LFSRI, LFREI and Lazard may be deemed to indirectly beneficially own the CAPI Shares. LFSRI disclaims ownership of the CAPI Shares and LFREI and Lazard disclaim beneficial ownership of the LFSRI Shares and the CAPI Shares. Each of LFSRI, LFREI and Lazard has a business address at 30 Rockefeller Plaza, New York, New York 10020. CAPI and its subsidiaries have a business address c/o LFREI at 30 Rockefeller Plaza, New York, New York 10020.

(5) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2002. Includes 1,800,000 Common Shares owned by Berger Small Cap Value Fund for which Perkins Wolf McDonnell & Company ("Perkins Wolf") is the sub investment advisor delegated with investment and voting authority. Perkins Wolf has a business address of 53 W. Jackson Boulevard, Suite 722, Chicago, Illinois 60604.

(6) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002. Berger Small Cap Value Fund ("Berger") is a portfolio series established under the Berger Omni Investment Trust, an open-ended management investment company registered under the Investment Company Act of 1940. Perkins Wolf McDonnell & Company is the sub investment advisor delegated with investment and voting authority for the 1,800,000 Common Shares. Berger has a business address of 210 University Boulevard, Suite 800, Denver, Colorado 80206.

(7) Mr. Larson is a Managing Director of Lazard and Chairman and Managing Principal of LFREI and may be deemed to indirectly beneficially own all of the Common Shares which Lazard and LFREI indirectly beneficially own. See footnote 4. Mr. Larson disclaims beneficial ownership of all such Common Shares except to the extent of any pecuniary interest he may possess by virtue of his positions with Lazard and LFREI. Mr. Larson has a business address at 30 Rockefeller Plaza, New York, New York 10020.

(8) Mr. Aloian, among others, is a Manager of Five Arrows Realty Securities III, L.L.C., which owns all 4,375,000 outstanding Series B Preferred Shares and 500,000 Common Shares issuable upon the exercise of warrants that are currently exercisable. See footnote 3. Mr. Aloian disclaims beneficial ownership of the Series B Preferred Shares and Common Sharers issuable upon exercise of warrants. Mr. Aloian has a business address at 1251 Avenue of the Americas, 44th Floor, New York, New York 10020.

(9) Includes (a) 1,627 Common Shares, (b) 100,000 Common Shares issuable upon the exercise of options that are currently exercisable, and (c) 1,011,984 Common Shares issuable upon redemption of Class A Units. Mr. Axinn has a business address at 131 Jericho Turnpike, Jericho, NY 11743.

(10) Includes (a) 496,722 Common Shares and (b) 655,912 Common Shares issuable upon the exercise of options and warrants that are currently exercisable or that become exercisable within 60 days of March 15, 2002.

(11) Includes (a) 400,561 Common Shares and (b) 396,253 Common Shares issuable upon exercise of options and warrants that are currently exercisable or that become exercisable within 60 days of March 15, 2002.

(12) Includes (a) 26,998 Common Shares and (b) 31,316 Common Shares issuable upon the exercise of options that become exercisable within 60 days of March 15, 2002.

(13) Includes (a) 29,324 Common Shares and (b) 31,316 Common Shares issuable upon the exercise of options that become exercisable within 60 days of March 15, 2002.

(14) Includes (a) 43,687 Common Shares and (b) 31,316 Common Shares issuable upon the exercise of options that become exercisable within 60 days of March 15, 2002.

(15) Mr. Rogatz has a business address at 2310 Ridgeway Road, Wilmington, Delaware 19805.

(16) Mr. Musser has a business address at 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087.

(17) Mr. D'Alessio has a business address at 1735 Market Street, Philadelphia, Pennsylvania 19103.

(18) Mr. Pizzi has a business address at 200 South Broad, Philadelphia, Pennsylvania 19103.

(19) Includes the LFSRI Shares and CAPI Shares shown in footnote 4 above and 4,875,000 Common Shares beneficially owned by Five Arrows Realty Securities III, L.L.C.

Certain Relationships and Related Transactions

Board Designation Rights

         As part of the Company's acquisition of a portfolio of office, industrial and mixed-use properties from LFSRI and its affiliates in 1998, LFSRI obtained a contractual right to designate a nominee to serve on the Board, and the Company has agreed to use reasonable efforts to cause the nominee (currently Mr. Larson) to be elected to the Board. As part of the Company's issuance of Series B Preferred Shares to Five Arrows Realty Securities III L.L.C. in 1999, Five Arrows obtained the right to elect a Trustee to the Board. Mr. Aloian has been elected to the Board as the designee of Five Arrows.

Employee Share Purchase Loans

         In 1998, the Board authorized the Company to make loans totaling $5.0 million to enable employees of the Company to purchase Common Shares. In 2001, the Board increased the loan authorization by $2.0 million. The following executive officers participate in the loan program (with the principal balances shown at December 31, 2001): Mr. Nichols, Sr. ($665,458), Mr. Sweeney ($1,293,008), Mr. DeVuono ($248,290), Mr. Rimikis ($197,471), Ms. Yamarick
($275,605), Mr. Nichols, Jr. ($199,171), Mr. Sowa ($74,832) and Mr. Molotsky
($520,429). Proceeds of these loans were used solely to enable these executive officers to purchase Common Shares. The loans have five-year terms, are full recourse and are secured by the Common Shares purchased. Interest accrues on the loans at the lower of the interest rate borne on borrowings under the Company's revolving credit facility or a rate based on the dividend payments on the Common Shares and is payable quarterly. For the quarter ended December 31, 2001, this rate was 3.40% per annum. The principal of the loans is payable at the earlier of the stated maturity date and 90 days following termination of the applicable executive's employment with the Company.

Mr. Nichols, Sr. repaid his loan in full on March 26, 2002 through the surrender to the Company of 28,274 Common Shares having an aggregate market price equal to the amount of the loan repaid.

Advisory Services

         The Company engages various consulting and investment banking firms in the ordinary course of its business to provide it with advice on capital raising, mortgage financings, acquisitions, dispositions and joint ventures. Legg Mason Real Estate Services, Inc., of which Mr. D'Alessio is Chairman and Chief Executive Officer, and Lazard Freres & Co. LLC, of which Mr. Larson is a Managing Director, provide services to the Company. For the year ended December 31, 2001, the aggregate amounts paid by the Company to these two firms were $65,571 and $14,141, respectively.

Redemption of Units

         In 1998, Mr. Axinn, a Trustee, acquired Class A units of limited partnership in Brandywine Operating Partnership, L.P. (the "Operating Partnership") in exchange for a contribution of a portfolio of properties to the Operating Partnership. The Operating Partnership is obligated to redeem, at the request of Mr. Axinn, each Class A unit for one Common Share or for the cash equivalent, at the option of the Company. As of the date of this Proxy Statement, Mr. Axinn owns 1,011,984 units. Mr. Axinn has advised the Company that he intends to redeem approximately 250,000 units during the second quarter of 2002 and the Company expects that it will pay cash in satisfaction of the redemption, all in accordance with the terms of the units.

Share Performance Graph

         The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on the Common Shares with the cumulative total shareholder return of (i) a broad equity index and
(ii) a published industry or peer group index. The following chart compares the cumulative total shareholder return for the Common Shares with the cumulative shareholder return of companies on (i) the S&P 500 Index and (ii) the NAREIT ALL-REIT Total Return Index as provided by NAREIT for the period beginning December 31, 1996 and ending December 31, 2001.

                  COMPARISON OF CUMULATIVE SHAREHOLDERS' RETURN

              The Company, S&P 500 Index and NAREIT All-REIT Index


                               [GRAPHIC OMITTED]

-------------------------------------------------------------------------------------------------------------------
Company / Index                          Dec. 96     Dec. 97      Dec. 98     Dec. 99     Dec. 2000    Dec. 2001
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
BRANDYWINE REALTY TRUST                    100           137.57      105.34      105.70        144.90       160.25
-------------------------------------------------------------------------------------------------------------------
S&P 500 INDEX                              100           133.36      171.48      207.56        188.66       166.24
-------------------------------------------------------------------------------------------------------------------
NAREIT INDEX                               100           118.86       96.49       90.24        113.59       131.20
-------------------------------------------------------------------------------------------------------------------


Compensation Committee on Executive Compensation

Compensation Philosophy

         The Compensation Committee's compensation policies with respect to the Company's executive officers are based on the principles that compensation should, to a significant extent, be reflective of the financial performance of the Company, and that a significant portion of executive officers' compensation should provide long-term incentives. The Compensation Committee seeks to set executive compensation at levels that are sufficiently competitive so that the Company may attract, retain and motivate high quality executives to contribute to the Company's financial success. In establishing overall compensation for executive officers, the Committee considers the Company's financial performance and industry position, compensation levels and practices at peer companies, general industry data and the recommendations of third-party consultants. The President and Chief Executive Officer of the Company establishes the base salaries for executives of the Company, other than for the Chairman of the Board and himself, and advises the Compensation Committee as to the annual bonuses and long-term incentive awards for such other executives. The Committee exercises judgment and discretion in the information it analyzes and considers. All actions taken by the Compensation Committee relating to 2001 compensation were ratified and approved by the entire Board (with interested members abstaining).

Annual and Short-Term Compensation

         At two meetings held in 2001 and an additional meeting held in 2002, the Compensation Committee and, in the case of the 2002 meeting, the Board, met to discuss compensation of the President and Chief Executive Officer and the Chairman of the Board. The Compensation Committee adopted guidelines for determining 2001 year-end bonuses to the President and Chief Executive Officer, the Chairman of the Board and other senior executives of the Company. The guidelines established targeted bonus amounts.

         The 2001 targeted bonus amounts were 95% of base salary, in the case of the President and Chief Executive Officer and Chairman of the Board, and 60% to 75% of base salary for other Company executives. The guidelines provided that the actual 2001 bonus amounts would be based on a combination of Company performance measures and, in the case of executives other than the President and Chief Executive Officer and Chairman of the Board, divisional performance measures. For the President and Chief Executive Officer and Chairman of the Board, these measures and their weightings for 2001 were: total shareholder return relative to a peer group of companies (20%), growth in per share funds from operations relative to a targeted level (30%) and achievement of the Company's capital recycling objectives (50%). The 2001 unweighted achievements relative to the target levels or peer group, as applicable, for these two executives were: total shareholder return (110%), growth in per share funds from operations (88%) and capital recycling (100%), representing a total weighted achievement of approximately 98.5% of the performance measures. The Board determined to award each of Messrs. Sweeney and Nichols a bonus equal to 95% of his base salary and authorized an additional $25,000 bonus to Mr. Sweeney.

         The guidelines provided that a minimum of 25% of the year-end bonus for each executive must be taken in Common Shares (or a Common Share equivalent under the Company's deferred compensation plan). Additionally, executives had the ability to take all or a portion of the balance of the year-end bonus in Common Shares (or Common Share equivalents under the Company's deferred compensation plan) at a 15% discount to the year-end market price of the Common Shares.

Long-Term Compensation

         Although the Compensation Committee did not authorize any long-term compensation awards to Company executives in 2001, the Compensation Committee has requested a third party consultant to prepare for the Committee a report that evaluates the annual and long-term incentive program for the Company's President and Chief Executive Officer and other senior executives. The Committee requested the report so that it could assess whether compensation of the Company's senior executives is at a level commensurate with their peers and structured to align their interests with the interests of shareholders generally.

IRS Limits on Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code limits the Company's tax deduction each year for compensation to each of the President and Chief Executive Officer and the four other highest paid executive officers to $1 million. Section 162(m), however, allows a deduction without regard to amount for payments of performance based compensation which includes most share option and other incentive arrangements, the material terms of which have been approved by shareholders. Awards issued under the Company's Amended and Restated 1997 Long-Term Incentive Plan may, but need not, satisfy the requirements of Section 162(m). Options under this plan that have an exercise price equal to grant date fair market value and that vest based solely on continued employment qualify as "performance-based compensation." However, options exercisable for a total of 1,697,447 Common Shares awarded to Messrs. Nichols, Sr. and Sweeney do not qualify as performance-based compensation because the options were awarded subject to shareholder approval. Similarly, except for an aggregate of 13,680 Common Shares awarded to Messrs. Nichols, Sr. and Sweeney in 2000, the "restricted" Common Shares awarded to the Named Executive Officers do not qualify as performance-based compensation because the restrictions applicable to the shares lapse based solely on continued employment. In addition, only a maximum of $375,000 per annum of the current outstanding principal balance of the forgivable loan ($1.0 million at December 31, 2001) made by the Company to Mr. Sweeney in February 2000 qualifies as performance-based compensation. The Company believes that because it qualifies as a REIT under the Code and is not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) would not have a material adverse financial consequence to the Company provided it distributes 100% of its taxable income.

         This report is made by the undersigned members of the Compensation Committee, none of whom is an officer or employee of the Company.

Report of the Audit Committee

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Company's independent public accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States.

         In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company's audited financial statements for the year ended December 31, 2001, and discussed them with management and the independent public accountants, including the following aspects of the financial statements: (i) their quality, not just the acceptability of their accounting principles; (ii) the reasonableness of the significant judgments reflected in the financial statements; and (iii) the clarity of their disclosures. The Audit Committee has discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has also received the written disclosures and the letters from the Company's independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed with the independent public accountants the independent public accountants' independence from the Company and its management. In addition, the Audit Committee has considered whether the independent public accountants' provision of non-audit services to the Company is compatible with maintaining the independent public accountants' independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee's recommendation was approved by the Board of Trustees.

         This report is made by the undersigned members of the Audit Committee.

                                    Charles P. Pizzi
                                    Walter D'Alessio
                                    Donald E. Axinn

                                OTHER INFORMATION

Independent Public Accountants

         The firm of Arthur Andersen LLP ("Andersen") serves as the Company's independent public accountants. As of the date of this Proxy Statement, the Board believes that the continued retention of Andersen as the Company's independent public accountants is in the best interests of the Company's shareholders. The Board, in its discretion, may direct the appointment of different independent public accountants at any time during the year if the Board believes that a change would be in the best interests of the Company's shareholders. Although the Board has not reached a decision regarding the Company's independent public accountants for 2002, the Board may consider engaging another independent public accounting firm for reasons that are unrelated to Andersen's audit of the Company's financial statements. If the Board decides to change the Company's independent public accountants, the Company will promptly provide the disclosure required by the regulations of the Securities and Exchange Commission.

         A representative of Andersen is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

         Aggregate fees billed for Andersen's audit of the Company's 2001 annual financial statements and Form 10-Q filings during 2001 were $242,500.

Financial Information Systems Design and Implementation Fees

         For the year ended December 31, 2001, the Company did not make any payments to Andersen for services relating to financial information systems design and implementation.

All Other Fees

         Aggregate fees billed for other services rendered by Andersen for the Company during the year ended December 31, 2001 were as follows:

         Recurring and non-recurring tax services                $  534,725
         Executive compensation services                         $   20,575
         Other accounting services                               $   25,000

Other Business

         The Company knows of no business which will be presented at the Meeting other than as set forth in this Proxy Statement. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

         The expense of solicitation of proxies on behalf of the Trustees, including printing and postage, will be paid by the Company. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at the expense of the Company, to the beneficial owners of Common Shares held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by Trustees and officers of the Company. In addition, the Company has employed D. F. King & Co., Inc. to solicit proxies for the Meeting. The Company has agreed to pay $5,000, plus out-of-pocket expenses of D. F. King & Co., Inc., for these services.

Shareholder Proposals for the 2003 Annual Meeting of Shareholders

         Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders of the Company intended to be presented for consideration at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than December 5, 2002 in order to be included in the proxy statement and form of proxy related to that meeting.

         If a shareholder intends to timely submit a proposal at the 2003 Annual Meeting, which is not required to be included by the Company in the proxy statement and form of proxy relating to that meeting, the shareholder must provide the Company with notice of the proposal no later than February 18, 2003. If such shareholder fails to do so, or if such shareholder fails to give timely notice of his intention to solicit proxies, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2003 Annual Meeting.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

                             BRANDYWINE REALTY TRUST

Purpose

The Audit Committee (the "Committee") of Brandywine Realty Trust (the "Company") shall assist the Board of Trustees (the "Board") of the Company in (1) undertaking and fulfilling its responsibilities for conservative and accurate financial reporting to the public in compliance with Securities and Exchange Commission (the "SEC") and any other regulatory requirements; and (2) monitoring the independence and performance of the Company's internal auditors and independent public accountants. The Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

Composition and Term

The Committee shall be comprised of three or more independent trustees, none of whom shall have any relationship to the Company that may interfere with the exercise of his or her independence from management and the Company. Committee members shall be financially literate, or must become so within a reasonable time after his or her appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee, and the chair of the Committee, shall be appointed for a one year term by the Board annually upon the recommendation of the Corporate Governance Committee of the Board.

Relationship with Independent Accountants

The Company's independent public accountants shall be accountable to the Board and the Committee, and the Board, with the recommendation of the Committee, shall have ultimate authority to select, evaluate and replace the Company's independent public accountants.

Meetings

The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than on a quarterly basis. The Committee shall report to the Board at the first board meeting following each such Committee meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act by unanimous written consent without a meeting.

The Company's independent public accountants and internal auditor, if any, shall attend at least two of the Committee's meetings each year. The Committee may request members of management or others (including the Company's investment bankers or financial analysts who follow the Company) to attend meetings and to provide pertinent information as necessary. The Committee shall, as it considers appropriate, meet privately with each of the Company's chief financial officer or the Company's senior internal audit executive, and the Company's independent public accountants. Additionally, the Committee shall provide other members of Company management with appropriate opportunities to meet privately with the Committee.

Duties and Responsibilities

The duties of the Committee shall include the following:

     o    Make recommendations to the Board as to:

          o The selection of independent public accountants to examine the books and accounts of the Company for each fiscal year, including a review of the independence of the independent public accountants;

          o The proposed scope of services for the independent public accountants for each fiscal year, including a review of the independent public accountant's audit procedures and risk assessment process in establishing the scope of the examination, proposed fees, and the reports to be rendered;

          o The advisability of having the independent public accountants make specified studies and reports as to auditing matters, accounting procedures, tax, or other matters;

          o The advisability of retaining the independent public accountants for any non-audit service and the fee for such service, giving consideration to whether such service is compatible with maintaining the independence of the public accountant; and

          o The adoption of guidelines for the Company's hiring of employees of the independent public accountant who were previously engaged on the Company's account.

     o Review and discuss with management the appointment and replacement of the senior internal auditing executive.

     o Review and discuss with management, the independent public accountants and the Company's internal auditor, if any, the results of the quarterly reviews and year-end audit of the Company, including:

          o The Annual Report on Form 10-K, the management recommendation letter on accounting procedures and internal controls prepared by the independent public accountants, and any other reports and management's responses concerning such reports;

          o Any material accounting issues identified by management, the Company's internal auditor, if any, or the independent public accountants;

          o    Any related party transactions;

          o Other matters required to be communicated by the independent public accountants to the Committee under generally accepted auditing standards, as amended; and

          o The Committee will review quarterly results and required communications prior to any interim filings with the SEC.

     o Review and discuss with management and the independent public accountants such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company's financial statements (including but not limited to the use of alternative GAAP methods and off-balance sheet structures), as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulators.

     o Review the coordination between the independent public accountants and the internal auditor, if any, and review the risk assessment process, scopes, and procedures of the Company's internal audit work and whether such risk assessment process, scopes and procedures are adequate to attain the internal audit objectives, as determined by the Company's management and approved by the Committee; review the significant findings of the internal auditor, if any, for each fiscal year; and review the quality and composition of the Company's internal audit staff.

     o Ensure that the Company's independent public accountants submit on a periodic, but not less than annual, basis to the Committee a formal written statement delineating all relationships between the accountants and the Company and discuss with the accountants any disclosed relationships that may impact the objectivity and independence of the accountants with the objective of ensuring the continuing objectivity and independence of the accountants.

     o Meet annually with general counsel, and outside counsel when appropriate, to review legal and regulatory matters, if any, that could have a material impact on the financial statements.

     o Make a periodic, but not less than annual, self-assessment of the Committee, including a review of the Charter, using assessment tools available through third parties or developed internally.

The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines. The Committee may retain independent counsel, accountants or others to assist it in the conduct of any investigation.

                              BRANDYWINE REALTY TRUST
                     Proxy Solicited On Behalf Of The Board of Trustees

     The undersigned shareholder of Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), hereby appoints Anthony A. Nichols, Sr. and Gerard H. Sweeney, and each of them acting individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of Brandywine Realty Trust to be held at 10:00 a.m. on May 7, 2002, and at any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to vote at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

     This Proxy is solicited on behalf of the Board of Trustees. When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no direction is made, this Proxy will be voted "FOR" the election of the nominees for Trustee listed on the reverse side hereof. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any postponement or adjournment thereof.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any Proxy previously submitted with respect to the meeting.

                                    P R O X Y

                                                              |--------------|
                                                              | SEE REVERSE  |
                                                              |     SIDE     |
                                                              |--------------|


                        (Continued on the reverse side.)

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

  |------| Please mark your
  |  X   | votes as in this
  |------| example.
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
                       FOR ALL         WITHHOLD
                      NOMINEES       ALL NOMINEES   Nominees: 01. Walter D' Alessio, 02. Donald E. Axinn,
 Proposal 1.         |--------|     |------------|            03. Robert C. Larson, 04. Anthony A. Nichols, Sr.,
 (Election of        |        |     |            |            05. Charles P. Pizzi, and 06. Gerard H. Sweeney
 Trustees):          |        |     |            |
                     |--------|     |------------|
 For, except vote withheld from the following nominee(s):


______________________

____________________________________________________________________________________________________________________________________

                                                                                                        DISCONTINUE     |--------|
                                                                                                      ANNUAL REPORT     |        |
                                                                                                                        |        |
                                                                                                                        |--------|

                                                                                           Change of Address and/or     |--------|
                                                                                                 Comments Mark Here     |        |
                                                                                                                        |        |
                                                                                                                        |--------|
                                                                                Note: Please sign this proxy exactly as name(s)
                                                                                appear on your stock certificate. When signing as
                                                                                attorney-in-fact, executor, administrator, trustee
                                                                                or guardian, please add your title as such, and if
                                                                                signer is a corporation, please sign with full
                                                                                corporate name by a duly authorized officer or
                                                                                officers and affix the corporate seal. Where stock
                                                                                is issued in the name of two (2) or more persons,
                                                                                all such persons should sign.

                                                                                ____________________________________________________

                                                                                ____________________________________________________

                                                                                SIGNATURE(S)                          DATE
------------------------------------------------------------------------------------------------------------------------------------
                               o FOLD AND DETACH HERE-- IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL o

                                                    VOTE BY INTERNET OR TELEPHONE
                                            Quick & Easy - 24 hours a day, 7 days a week

Brandywine encourages shareholders to take advantage of two cost-effective and convenient alternatives to vote your shares -- by
Internet or telephone.

    Log onto the Internet and type http://www.eproxyvote.com/bdn

   o Have this proxy form ready and follow the simple instructions on the web site.
   o You will be able to elect to access future Annual Meeting proxy materials via the Internet.

    On a touch-tone phone, call toll-free 1-877-779-8683 and you will hear these instructions:

   o Enter the last four digits of your social security number; and
   o Enter the control number from the box above (just below the perforation on  the proxy card).
   o You will then have two options:
     OPTION 1: to vote as the Board of Trustees recommends for all proposals; or
     OPTION 2: to vote on each proposal separately.
   o Your vote will be repeated to you and you will be asked to confirm it.

Internet or telephone voting provides the same authorization to vote your shares as if you marked, signed, dated and returned the proxy/voting instruction card. If you vote by Internet or telephone, please do not mail your proxy card.
                               -------------------------------------------------------------------------

                                                        THANK YOU FOR VOTING.